Exhibit 10.2

Certain information marked as [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of June 14, 2022 (the “Execution Date”), by and between Precision BioSciences, Inc., a corporation organized and existing under the laws of Delaware, with its principal business office located at 302 E Pettigrew St - Dibrell Whse Suite A-100, Durham, North Carolina 27701-3712 (“Precision”), and Novartis Pharma AG, a corporation organized and existing under the laws of Switzerland, with its principal business office located at Lichtstrasse 35, CH-4056 Basel, Switzerland (“Novartis”). Precision and Novartis are each hereafter referred to individually as a “Party” and together as the “Parties.” The capitalized terms used herein and not otherwise defined have the meanings given to them in Appendix 1 or the Collaboration and License Agreement (as defined below).

Whereas, in connection with the transactions contemplated by this Agreement, the Parties are entering into that certain Collaboration and License Agreement (the “Collaboration and License Agreement”) and a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”); and

Whereas, pursuant to the terms and subject to the conditions set forth in this Agreement, Precision desires to issue and sell to Novartis, and Novartis desires to purchase from Precision, certain shares of Precision’s common stock, $0.000005 par value per share (the “Common Stock”).

Now, Therefore, in consideration of the representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article 1

SALE AND PURCHASE OF COMMON STOCK

1.1Purchase of Common Stock.

Subject to the terms and conditions of this Agreement, at the Closing, Precision will issue and sell to Novartis, and Novartis will purchase from Precision, 12,407,440 shares of Common Stock (the “Shares”) at a price per share of $2.01492 (which the Parties agree represents a price per share equal to 120% of the daily volume-weighted average per share price of the Common Stock on Nasdaq over the ten (10) trading day period ending on and including June 13, 2022) for an aggregate purchase price of $25,000,000 (the “Purchase Price”); provided, however, that in the event of any stock dividend, stock split, combination of shares or recapitalization with respect to the Common Stock after the date of this Agreement and on or prior to the Closing, the number of Shares shall be adjusted proportionately.

1.2Payment.

At the Closing, Novartis will pay the Purchase Price by wire transfer or electronic funds transfer of immediately available funds to an account designated by Precision in accordance with the instructions attached as Appendix 2 hereto, and Precision will deliver the Shares in book-entry form to Novartis upon receipt of the Purchase Price.

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1.3Closing.

(a)

The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held on the fifth (5th) Business Day after the satisfaction or waiver of the conditions to Closing set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), at 10:00 a.m. Eastern Time, remotely via the exchange of documents and signatures, or at such other time, date and location as the Parties may agree orally or in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

(b)

Precision shall instruct its transfer agent at the Closing to record the Shares in book-entry in the name of Novartis, and Precision shall cause its transfer agent to deliver on the Closing Date written confirmation of the book-entry delivery of the Shares to Novartis. Precision will also deliver to Novartis at the Closing (i) a certificate in form and substance reasonably satisfactory to Novartis and duly executed on behalf of Precision by an authorized officer of Precision, certifying that the conditions to the Closing set forth in Section 6.3 have been fulfilled and (ii) a certificate of the secretary of Precision dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Organizational Documents (as defined below) of Precision as in effect on the Closing Date; and (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Collaboration and License Agreement, and the Registration Rights Agreement and the transactions contemplated hereunder and thereunder and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby as of the Closing Date; and

(c)

Novartis will deliver to Precision at the Closing a certificate in form and substance reasonably satisfactory to Precision and duly executed on behalf of Novartis by an authorized officer or representative of Novartis, certifying that the conditions to Closing set forth in Section 6.2 have been fulfilled.

Article 2

REPRESENTATIONS AND WARRANTIES OF PRECISION

Except as otherwise specifically contemplated by this Agreement or as specifically disclosed in writing by Precision to Novartis prior to the Closing with respect to matters arising following the execution of this Agreement, Precision hereby represents and warrants as of the Execution Date and the Closing Date to Novartis that:

2.1Private Placement.

Subject to the accuracy of the representations made by Novartis in Article 3, the offer, issuance and sale of the Shares to Novartis as contemplated hereby will be exempt from the registration requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States.

2.2Organization and Qualification.

Precision is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted. Precision is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision. True and correct copies of Precision’s amended and restated certificate of incorporation, amended and restated bylaws and similar organizational documents (collectively, the “Organizational Documents”), as in effect on the Execution Date and the Closing Date, are each filed or incorporated by reference as exhibits to the SEC Documents (as defined below).

2.3Subsidiaries.

Precision has disclosed all of its subsidiaries required to be disclosed in an exhibit to its applicable SEC Documents (each, a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary that owns any assets material to Precision has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as presently conducted. Each Subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Precision, directly or through Subsidiaries, free and clear of any encumbrances or preemptive and similar rights to subscribe for or purchase securities, and were issued in material compliance with applicable United States federal and state securities laws.

2.4Authorization; Enforcement.

Precision has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Precision and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares at the Closing in accordance with the terms hereof) have been duly authorized by the Board and no further consent or authorization of Precision, the Board or Precision’s stockholders is required. This Agreement has been duly executed by Precision and (assuming due authorization, execution and delivery by Novartis) constitutes a legal, valid and binding obligation of Precision, enforceable against Precision in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws (collectively, the “Enforceability Exception”).

2.5Issuance of Shares.

The Shares have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal, purchase options, call options, subscription rights or other similar rights of stockholders of Precision, other than as arising pursuant to this Agreement, as a result of any action by Novartis or under federal or state securities laws. No stop order or suspension of trading of the Common Stock has been imposed by Nasdaq or the SEC and remains in effect. Assuming the accuracy of the representations of Novartis in Article 3, the Shares will be issued in compliance with all applicable United States federal and state securities laws.

2.6SEC Documents, Financial Statements.

(a)

Precision currently is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. Precision agrees to notify Novartis promptly upon Precision becoming an “ineligible issuer.” Precision has (i) timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since January 1, 2021, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed since March 14, 2022 and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, collectively, the “SEC Documents”) and (ii) delivered or made available (by filing or furnishing on the SEC’s electronic data gathering and retrieval system (EDGAR)) to Novartis complete copies of the SEC Documents, including its Annual Report on Form 10‑K for the year ended December 31, 2021 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (the “Form 10-Q”). As of its respective date, or if amended, as of the date of the last such amendment, each SEC Document complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act applicable to such SEC Documents, and, as of its respective date, or if amended, as of the date of the last such amendment, such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)

As of the respective dates and for the respective periods indicated, the consolidated financial statements (including the notes thereto) of Precision included in the Form 10-K comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, in accordance with GAAP, the consolidated financial position of Precision as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Except (i) as set forth in the SEC Documents (excluding any Forward-Looking Disclosures) or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Form 10-Q, Precision has not incurred any liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, be material to Precision and its Subsidiaries taken as a whole.

(c)

The Common Stock is listed on Nasdaq and registered pursuant to Section 12(b) of the Exchange Act, and Precision has taken no action designed to or reasonably likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq. Precision has not received any notification that, and has no Knowledge that, the SEC or Nasdaq is contemplating terminating such registration or listing. Precision is in compliance in all material respects with the requirements of Nasdaq for continued listing of the Common Stock thereon.

2.7Internal Controls; Disclosure Controls and Procedures.

Precision has established and maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that is designed to comply with the requirements of the Exchange Act. Precision’s internal control over financial reporting is effective and since January 1, 2021, to the Knowledge of Precision, there have been (i) no significant deficiencies or material weaknesses in Precision’s internal control over financial reporting (whether or not remediated), (ii) no fraud, whether or not material, that involves management or other employees who have a role in the internal control over financial reporting of Precision or its Subsidiaries and (iii) no change in Precision’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Precision’s internal control over financial reporting. Precision has implemented the “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act, that (a) are required in order for the principal executive officer and principal financial officer of Precision to engage in the review and evaluation process mandated by the Exchange Act, (b) have been evaluated by management of Precision for effectiveness as of December 31, 2021 and (c) are, based on such evaluation, effective at the reasonable assurance level to perform the functions for which they were established. To the Knowledge of Precision, Precision is in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of Precision has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to all reports, schedules, forms, statements and other documents required to be filed by Precision with the SEC.

2.8Capitalization and Voting Rights.

(a)

The authorized capital of Precision as of the Execution Date consists of (i) 200,000,000 shares of Common Stock of which, as of June 13, 2022, (x) 62,412,201 shares were issued and outstanding, (y) 16,183,443 shares were issuable upon the exercise of stock options outstanding or issuable upon vesting of restricted stock unit awards outstanding, and (z) 3,100,964 shares were reserved for issuance in connection with future grants of awards pursuant to Precision’s stock incentive plans, and (ii) 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the Execution Date. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in material compliance with applicable United States federal and state securities laws and not in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(b)	All of the authorized shares of Common Stock are entitled to one vote per share.

(c)

Except as described or referred to in the SEC Documents, there are no (i) outstanding equity securities, options, warrants, rights (including conversion or preemptive rights, rights of first refusal, rights of first purchase, purchase options, call options or subscription rights) or other agreements pursuant to which Precision is or may become obligated to issue or sell, any shares of its capital stock or any other securities of Precision other than equity securities that may have been granted pursuant to its stock incentive plans, which plans are described in the SEC Documents, (ii) restrictions on the transfer of capital stock of Precision other than pursuant to federal or state securities laws or as set forth in this Agreement or (iii) obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

(d)

Precision is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Precision or the giving of written consents by a stockholder or director of Precision.

(e)

Precision does not have outstanding any stockholder rights plans or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in Precision upon the occurrence of certain events.

2.9No Conflicts; Government Consents and Permits.

(a)

The execution, delivery and performance of this Agreement by Precision and the consummation by Precision of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Precision’s Organizational Documents, (ii) result in any encumbrance upon any of the Shares, other than restrictions on resale pursuant to securities laws or as set forth in this Agreement or the Registration Rights Agreement, (iii) materially violate or conflict with, or result in a material breach, default, modification, acceleration of payment or termination under any provision of, or constitute a material default under, any Material Contract, or (iv) result in a material violation of any law, rule, regulation, Order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Precision, in each case, which have been made or will be made in a timely manner.

(b)

Precision is not required to obtain any consent, authorization or Order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver and perform its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof, other than such as have been made or obtained, and except (i) for any post-Closing filings required to be made under federal or state “blue sky” or securities laws and (ii) for any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

2.10Litigation.

Other than as set forth in the SEC Documents, there is no material Action pending (of which Precision has received notice or otherwise has Knowledge) or, to Precision’s Knowledge, threatened, against Precision or which Precision intends to initiate.

2.11Licenses and Other Rights; Compliance with Laws

. (a) each of Precision and its Subsidiaries possesses such valid and current licenses, certificates, authorizations, clearances, approvals, permits or amendments thereto required by state, federal, provincial or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the SEC Documents (excluding any Forward-Looking Disclosures) (“Permits”), including any Investigational New Drug Application or Tissue Establishment Registration as required by the United States Food and Drug administration (“FDA”) or authorizations issued by Regulatory Authorities (as defined below); (b) each of Precision and its Subsidiaries is not in violation of, or in default under, any of the Permits; (c) neither Precision nor any of its Subsidiaries has received any notice of proceedings relating to the revocation, termination, impairment or modification of, or non-compliance with, any such Permits; (d) neither Precision nor any of its Subsidiaries has taken any action that would interfere with its ability to renew all such Permits when required; (e) neither Precision nor any of its Subsidiaries has failed to file with the FDA or any other Regulatory Authority any required application, submission, report, document, notice, supplement or amendment, and all such filings were in compliance with applicable laws when filed and have been supplemented as necessary to remain in compliance with applicable laws; and (f) no deficiencies have been asserted by the FDA or any other Regulatory Authority with respect to any filings described in clause (e); except, in the case of each of clauses (a)-(f), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Precision. Precision is and has been in compliance with all laws applicable to its business, properties and assets, and to the products and services sold by it, except where the failure to be in compliance has not had and would not reasonably be expected to have a Material Adverse Effect on Precision.

2.12Intellectual Property.

(a)

To Precision’s Knowledge, and except as disclosed in the SEC Documents, Precision and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Precision IP”), necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Precision IP would not reasonably be expected to have a Material Adverse Effect on Precision.

(b)

Except as disclosed in the SEC Documents, (i) there are no rights of Third Parties to any such Precision IP owned by Precision or its Subsidiaries; (ii) to Precision’s Knowledge, there is no infringement by Third Parties of any such Precision IP; (iii) there is no pending or, to Precision’s Knowledge, threatened Action by others challenging Precision’s and its Subsidiaries’ rights in or to any such Precision IP; (iv) there is no pending or, to Precision’s Knowledge, threatened Action by any Third Party challenging the validity or scope of any such Precision IP, other than routine patent application prosecution proceedings in the United States Patent Office, and foreign counterpart offices, with respect to pending patent applications owned or licensed by Precision or its Subsidiaries; (v) there is no pending or, to Precision’s Knowledge, threatened Action by any Third Party that Precision or its Subsidiaries infringe or otherwise violate, or has infringed or otherwise violated, any patent, trademark, copyright, trade secret or other proprietary rights of any Third Party; and (vi) to Precision’s Knowledge, Precision and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Precision IP has been licensed to Precision or such Subsidiary, and all such agreements are in full force and effect; except, in the case of any of the items described in clauses (i)- (vi) above, those that would not reasonably be expected to have a Material Adverse Effect on Precision.

(c)

To Precision’s Knowledge, (i) the conduct of the business of Precision and its Subsidiaries as presently conducted has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating any Intellectual Property of any Third Party, and (ii) no Third Party has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any of the Precision Patents or Precision IP, and no such claims have been made against any Third Party by Precision; except, in the case of each of clauses (i) and (ii), for infringements, misappropriations and other violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision.

2.13Taxes and Tax Returns.

(a)

Each of Precision and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it; all such Tax Returns were correct and complete; and each of Precision and each of its Subsidiaries has paid (or has had paid on its behalf) to the appropriate Governmental Authority all Taxes that are required to be paid by it; except, in each case, (i) with respect to matters contested (or that could be contested) in good faith or for which materially adequate reserves have been established in accordance with GAAP or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision. There are no disputes pending or, to the Knowledge of Precision, claims asserted in writing in respect of Taxes of Precision or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

(b)

Precision has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) during the period specified in Section 897(c)(1)(A)(ii) of the Code.

2.14Absence of Certain Changes

. Since December 31, 2021, except as set forth in the SEC Documents (excluding any Forward-Looking Disclosures), as contemplated by this Agreement or the Collaboration and License Agreement or as separately disclosed in writing by Precision to Novartis, there has not been:

(a)	any change, development, occurrence or event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision;

(b)

except as contemplated by this Agreement or the Collaboration and License Agreement, any (i) declaration, setting aside or payment of any dividends, or authorization or making of any distribution upon or with respect to any class or series of Precision’s capital stock, (ii) sale, exchange or other disposition of any material assets or rights outside the ordinary course of business of Precision or its Subsidiaries, or (iii) repurchase, redemption or other acquisition of any outstanding shares of Precision’s capital stock;

(c)

any admission by Precision in writing of its inability to pay its debts generally as they become due, filing or consent to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consent to the appointment of a receiver for itself or for the whole or any substantial part of its property, or any petition in bankruptcy filed against it, been adjudicated a bankrupt or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction;

(d)	any material Tax election made or changed, any audit settled or any amended Tax Returns filed of Precision;
(e)	any material damage, destruction or loss (whether or not covered by insurance) involving any material asset or right of Precision and its Subsidiaries;
(f)

any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of Precision or any Subsidiary to any Person, in each case, other than in the ordinary course of business;

(g)

any material obligation or liability incurred, or any material loans or advances made, by Precision or any Subsidiary of Precision to any of its or their other Affiliates, other than in the ordinary course of business;

(h)

any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business by Precision or any of its Subsidiaries;

(i)	any material waiver of any material rights or claims of Precision or any Subsidiary;
(j)	any material lien upon, or adversely affecting, any material property or other material assets of Precision or any Subsidiary; or
(k)	any Contract entered into by Precision or any Subsidiary to do any of the foregoing.

2.15Material Contracts.

Each Material Contract that is required to be included as an exhibit in the SEC Documents filed by Precision prior to the Closing Date has been so included. Each Material Contract that is not required to be included as an exhibit in the SEC Documents prior to the Closing Date has been disclosed in writing to Novartis prior to the Closing. Each Material Contract is the legal, valid and binding obligation of Precision, enforceable against Precision in accordance with its terms, and, to the Knowledge of Precision, is the legal, valid and binding obligation of the other party thereto, enforceable against each other party thereto in accordance with its terms, except in each case except to the extent that (a) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (b) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof. Neither Precision nor, to Precision’s Knowledge, any other Person is in material breach, violation or default under any such Material Contract. Precision has not been notified in writing that any Third Party to any Material Contract has indicated that such Third Party intends to cancel, terminate or not renew any Material Contract.

2.16Brokers’ or Finders’ Fees.

No broker, finder, investment banker, or other Person is entitled to any brokerage, finder’s or other similar fee or commission from Precision in connection with the transactions contemplated by this Agreement, the Collaboration and License Agreement, or the Registration Rights Agreement. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Novartis for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Precision.

2.17Not an Investment Company.

Precision is not, and solely after receipt of the Purchase Price, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.18No Integration.

Precision has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the Shares sold pursuant to this Agreement in a manner that would require the registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of Precision such that the shareholder approval provisions of Nasdaq would require Precision to obtain stockholder approval of the issuance of the Shares, nor will Precision take any action that would cause the offering or issuance of the Shares to be integrated with future offerings such that the Shares would be required to be registered under the Securities Act or that Precision would be required to obtain stockholder approval of the issuance of the Shares pursuant to the shareholder approval provisions of Nasdaq.

2.19Foreign Corrupt Practices Act.

Neither Precision nor any of its Subsidiaries nor, to Precision’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of Precision or any of its Subsidiaries has, in the course of its actions for, or on behalf of Precision or any of its Subsidiaries, (a) directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; or (e) failed to properly disclose, in accordance with applicable laws, any contribution made by Precision or any Subsidiary (or, to the Knowledge of Precision, made by any Person acting on its behalf) which is in violation of law. Precision and its Subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

2.20Money Laundering Laws.

The operations of Precision and its Subsidiaries are, and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority involving Precision or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of Precision, threatened.

2.21OFAC.

Neither Precision nor any of its Subsidiaries nor, to Precision’s Knowledge, any director, officer, agent, employee or Person acting on behalf of Precision or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Precision will not directly or indirectly use the proceeds from the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that currently is subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by Precision or any of its Subsidiaries of U.S. sanctions administered by OFAC.

2.22Preclinical and Clinical Data and Regulatory Compliance.

Except as set forth in the SEC Documents (excluding any Forward-Looking Disclosures), the preclinical tests and clinical trials (collectively, “Studies”) that are described in, or the result of which are referred to in, the SEC Documents were and, if still pending, are being conducted in accordance with the protocols, procedures, controls, and accepted professional scientific standards designed and approved for such Studies, except in each case as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision. Except as set forth in the SEC Documents, neither Precision nor any Subsidiary has received any written notice of, or correspondence from, any Regulatory Authority or institutional review board or ethics committee requiring the termination, suspension or material modification of any Studies that are described or referred to in the SEC Documents or which call into question the quality, accuracy, or integrity of any preclinical or clinical data intended for submission to Regulatory Authorities and Precision and each Subsidiary have operated and currently are in compliance with applicable laws, rules, regulations and policies of the federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals and biological products such as those being developed by Precision (collectively, “Regulatory Authorities”), including current Good Laboratory Practices, current Good Clinical Practices, current Good Tissue Practices, and current Good Manufacturing Practices (in each case, as enforced by the FDA), except, in each case, as has not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Precision.

2.23Insurance.

Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Precision, (a) all insurance policies (“Policies”) with respect to the business and assets of Precision and its Subsidiaries are in full force and effect, (b) neither Precision nor any of its Subsidiaries is in breach or default, and neither Precision nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies, and (c) Precision and its Subsidiaries have not received any written notice of cancellation or threatened cancellation of any of the Policies or of any claim pending regarding Precision or any of its Subsidiaries under any of such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies. Precision and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks as is customary for the industries in which it and its Subsidiaries operate and as the management of Precision has in good faith determined to be prudent and appropriate.

2.24Cybersecurity.

To Precision’s Knowledge, there has been no material security breach or other material compromise of or relating to any of Precision’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (a) Precision has not been notified of, and has no Knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; (b) Precision is presently in compliance with all applicable laws or statutes and all Orders, rules and regulations of any court or arbitrator or Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (b), individually or in the aggregate, have a Material Adverse Effect on Precision; and (c) Precision has implemented and maintains reasonable backup, disaster recovery and support arrangements for its IT Systems and Data consistent with industry standards and practice.

2.25Privacy Laws.

(a) Precision and its Subsidiaries are, and at all prior times were, in compliance with all applicable data privacy and security laws and regulations, including the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) (collectively, “Privacy Laws”); (b) Precision and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Privacy Policies”); (c) Precision provides accurate notice, when applicable and required by law, of its Privacy Policies to its customers, employees, third party vendors and representatives; and (d) the Privacy Policies provide accurate and legally sufficient notice of Precision’s then-current privacy practices relating to its subject matter; except, in the case of each of clauses (a)-(d), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Precision. The execution, delivery and performance of this Agreement and the Registration Rights Agreement will not result in a breach of any Privacy Laws or Privacy Policies. Neither Precision nor any of its Subsidiaries (A) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (C) is a party to any Order, decree, or agreement that imposed any obligation or liability under any Privacy Law; except, in the case of each of clauses (A)-(C), as would not reasonably be expected to have a Material Adverse Effect on Precision.

2.26Related-Party Transactions.

There are no business relationships or related-party transactions involving Precision, its Subsidiaries or any other Person required by the Securities Act to be described in the SEC Documents that have not been described as required.

2.27CFIUS Representations.

Precision does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. Precision has no current intention of engaging in such activities in the future.

2.28No Disqualification Events.

2.29 No Disqualification Event is applicable to the Precision or, to its Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2) or (d)(3) promulgated under the Securities Act is applicable.

REPRESENTATIONS AND WARRANTIES OF NOVARTIS

Except as otherwise specifically contemplated by this Agreement, Novartis hereby represents and warrants as of the Execution Date and the Closing Date to Precision that:

3.1Authorization; Enforcement.

Novartis has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Novartis has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed by Novartis and (assuming due authorization, execution and delivery by Precision) constitutes a legal, valid and binding obligation of Novartis, enforceable against Novartis in accordance with its terms, except as enforceability may be limited by the Enforceability Exception.

3.2No Conflicts; Government Consents.

(a)

The execution, delivery and performance of this Agreement by Novartis and the consummation by Novartis of the transactions contemplated hereby (including the purchase of the Shares) will not (i) conflict with or result in a violation of any provision of Novartis’s organizational documents, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any material agreement, indenture or instrument to which Novartis is a party, or (iii) result in a violation of any law, rule, regulation, Order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Novartis; except, in the case of each of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Novartis’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)

Novartis is not required to obtain any consent, authorization or Order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof. Novartis’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities laws of its jurisdiction.

3.3Investment Purpose.

Novartis is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other Persons regarding the distribution of the Shares. Novartis will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Sections 5.2 and 5.3. Novartis has no present intent to effect a Change of Control of Precision (replacing references to “a Third Party” or “any Third Party” with “the other Party or its Affiliates” in the definition of “Change of Control”). None of Novartis or any of its Affiliates has direct or indirect “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of any shares of Common Stock or any securities that are or may become convertible into or exercisable or exchangeable for shares of Common Stock.

3.4Reliance on Exemptions.

Novartis did not learn of the investment in the Shares as a result of any general solicitation or advertising. Novartis understands that Precision intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and the shareholder approval requirements of Nasdaq and that Precision is relying upon the truth and accuracy of, and Novartis’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Novartis set forth herein (including in this Section 3.4) in order to determine the availability of such exemptions and the eligibility of Novartis to acquire the Shares.

3.5Accredited Investor; Access to Information.

Novartis is an “accredited investor” as defined in Regulation D promulgated under the Securities Act; is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares; and is not subject to the disqualification provisions of Rule 506(d), except, if applicable, a Disqualification Event as to which Rule 506(d)(2) or (d)(3) promulgated under the Securities Act is applicable. Novartis has been afforded an opportunity to receive, review and understand all information related to Precision requested by it and to ask questions of and receive answers from Precision regarding Precision, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. Novartis acknowledges that Precision has made the SEC Documents available (by filing on the SEC’s electronic data gathering and retrieval system (EDGAR)) to Novartis. Based on the information Novartis has deemed appropriate, and without reliance upon any Third Party, Novartis has independently made its own analysis and decision to enter into this Agreement. Novartis is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of Precision, and in entering into this Agreement Novartis has not relied upon, nor shall it be entitled to rely upon, any representation, warranty, collateral contract or other assurances made by or on behalf of Precision except for those that are expressly set forth in this Agreement. However, no investigation conducted by or on behalf of Novartis or its representatives or counsel will modify, amend or affect Novartis’s right to rely on (i) the accuracy and completeness, in all material respects, as of their respective dates, of the SEC Documents and (ii) Precision’s representations and warranties contained in this Agreement.

3.6Governmental Review.

Novartis understands that no United States federal or state agency or any other Governmental Authority has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.7Brokers and Finders.

. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Precision for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Novartis.

STANDSTILL AGREEMENT

4.1Standstill Provisions.

Until the two-year anniversary of the Closing Date (the “Standstill Period”), Novartis and its Affiliates that Novartis controls will not, directly or indirectly, except as expressly approved or invited by Precision in writing or as contemplated by the Collaboration and License Agreement:

(a)

effect or seek, offer or propose (whether publicly or otherwise) to effect, directly or indirectly, or cause or participate in, directly or indirectly, (i) any acquisition of any securities of Precision or any of its Subsidiaries or any securities convertible into or exercisable or exchangeable for any securities of Precision or any of its Subsidiaries (or beneficial ownership thereof) (other than pursuant to this Agreement); (ii) any acquisition of any material assets of Precision or any of its Subsidiaries, (iii) any tender offer or exchange offer, merger or other business combination or Change of Control involving Precision or any of its Subsidiaries (replacing references to “a Third Party” or “any “Third Party” with “the other Party or its Affiliates” in the definition of “Change of Control”), (iv) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Precision or any of its Subsidiaries, or (v) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any securities of Precision;

(b)	form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of Precision or any of its Subsidiaries;
(c)	otherwise act, alone or in concert with others, to seek to control or influence the board of directors or the management or policies of Precision or any of its Subsidiaries;
(d)	take any action that would reasonably be expected to require Precision to make a public announcement regarding any of the matters set forth in this Section 4.1;
(e)	enter into any discussions or arrangements with any Third Party with respect to any of the foregoing; or
(f)	publicly disclose any intention, plan or arrangement regarding any of the matters set forth in this Section 4.1.

4.2Amendment or Waiver of Standstill; Ownership of Securities.

Novartis agrees during the Standstill Period not to request Precision (or its representatives), directly or indirectly, to amend or waive any provision of this Article 4, other than by means of a confidential communication to Precision’s Chairman of the Board or Chief Executive Officer. Novartis represents and warrants that, as of the Execution Date, neither Novartis nor any of its subsidiaries owns, of record or beneficially, any securities of Precision or any securities convertible into or exercisable or exchangeable for securities of Precision, and neither Novartis nor any of its subsidiaries has engaged or intends to engage in any transactions involving, directly or indirectly, any securities of Precision (other than the purchase of the Shares), except in each case, the ownership or purchase by Novartis, an employee benefit plan or trust of Novartis, or any Novartis Affiliates of any diversified index, mutual or pension fund or similar entity managed by an independent advisor and not under the control, directly or indirectly, of Novartis or any of its Affiliates, which fund or similar entity in-turn holds, directly or indirectly, securities of Precision.

4.3Automatic Termination of Standstill.

Notwithstanding the provisions set forth in Sections 4.1 and 4.2 (the “Standstill Provisions”), (a) if at any time (i) a Third Party enters into a definitive agreement with Precision contemplating a Change of Control of Precision, including a merger, consolidation or other business combination transaction or tender offer related thereto, or the purchase of all or substantially all of the assets of Precision and its Subsidiaries, and the Board approves and, if applicable, recommends that the stockholders approve the transactions contemplated by such agreement, then the Standstill Provisions automatically shall be terminated and of no further force or effect or (ii) a Third Party commences a bona fide tender or exchange offer that, if consummated, would result in a Change of Control of Precision, then the Standstill Provisions automatically shall be terminated and of no force or effect; and (b) Novartis will not be precluded from making any confidential offers or proposals to the Board in a manner reasonably believed not to require Precision to make a public announcement of such offer or proposal; provided, however, that Novartis shall not publicly disclose any such offers or proposals.

4.4Exclusions from Standstill.

None of (a) the ownership or purchase by Novartis, an employee benefit plan or trust of Novartis, or any Novartis Affiliates of any diversified index, mutual or pension fund or similar entity managed by an independent advisor and not under the control, directly or indirectly, of Novartis or any of its Affiliates, which fund or similar entity in-turn holds, directly or indirectly, securities of Precision, (b) the acquisition of the equity securities of an entity that is not an Affiliate of Novartis that owns Common Stock prior to such acquisition so long as such acquisition is not consummated for the purpose of, and would not have the effect of, circumventing this Article 4, (c) the acquisition of securities of Precision by an entity that is not an Affiliate of Novartis acquired by Novartis or its Affiliate after the date hereof pursuant to the terms of an agreement requiring (but only to the extent requiring) such entity to acquire such securities, which agreement was in effect on the date Novartis or its Affiliate entered into an agreement to acquire such entity so long as such acquisition is not consummated for the purpose of, and would not have the effect of, circumventing this Article 4, (d) the acquisition of assets or securities of Precision or any of its Affiliates, as debtor, that are acquired in a transaction subject to the approval of the United States Bankruptcy Court pursuant to proceedings under the United States Bankruptcy Code, or (e) transfers or resales of the Shares by Novartis to any other Person in compliance with this Agreement, will be deemed to be a breach of Novartis’s standstill obligations under this Article 4.

4.5Acknowledgement.

Except in the event of a breach by Novartis of its obligations under this Article 4, Precision agrees that it will not assert that this Agreement or the Registration Rights Agreement restricts any of the actions contemplated by Section 4.1 after the expiration or termination of the Standstill Period.

Article 5

ADDITIONAL COVENANTS AND AGREEMENTS

5.1Market Listing.

From the Execution Date through the Closing, Precision shall use reasonable best efforts to (a) maintain the listing and trading of the Common Stock on Nasdaq and (b) effect the listing of the Shares on Nasdaq.

5.2Transfer or Resale.

Novartis understands that:

(a)

the Shares have not been and, except as may be required under the Registration Rights Agreement, will not be registered under the Securities Act or any applicable state securities laws and, consequently, Novartis may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act in accordance with the Registration Rights Agreement; (ii) Novartis has delivered to Precision an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144 under the Securities Act (“Rule 144”) (provided, that Novartis provides Precision with reasonable assurances (including in the form of seller and broker representation letters) that the Shares may be sold pursuant to such rule);

(b)	Precision has no obligation to register the Shares under the Securities Act or any applicable state securities laws, except as may be required under the Registration Rights Agreement; and
(c)

any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act.

5.3Lock-Up.

Novartis agrees that it will hold and will not, directly or indirectly, without Precision’s prior approval, sell, transfer or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Lock-Up Securities (any such transaction, a “Transfer”), until the two-year anniversary of the Closing Date (the “Holding Period”); provided, that the foregoing shall not prohibit (a) Novartis from transferring any Lock-Up Securities to (i) a Permitted Transferee or (ii) Precision; or (b) the disposition of Lock-Up Securities pursuant to (i) any merger, consolidation or similar transaction to which Precision is a constituent corporation or (ii) a bona fide tender offer or exchange offer made to all of the holders of Common Stock by a Person other than Novartis (or any of its Affiliates or any Person acting on behalf of or as part of a group or in concert with Novartis or any of its Affiliates). Notwithstanding the foregoing, the restrictions on the Lock-Up Securities automatically shall terminate and be of no further force or effect (1) in the event Precision enters into any definitive agreement with a Third Party during the Holding Period contemplating a (y) Change of Control pursuant to a merger, consolidation or similar transaction to which Precision is a constituent corporation or (z) tender offer or exchange offer to be made to all of the holders of Common Stock by a Third Party (other than a Third Party acting on behalf of or as part of a group or in concert with Novartis), (2) if at any time during the Holding Period the Shares represent greater than 19.9% ownership of Precision’s then-outstanding voting securities solely as a result of an action taken by Precision (provided that the restrictions shall only terminate and be of no further force and effect to the extent necessary to permit Novartis to reduce its ownership of shares to 19.9%), or (3) upon the termination of the Collaboration and License Agreement in accordance with its terms, whichever first occurs.

5.4Legends.

Novartis understands the Shares will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO PRECISION BIOSCIENCES, INC.) THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SHARES IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCK PURCHASE AGREEMENT DATED JUNE 14, 2022 BETWEEN PRECISION BIOSCIENCES, INC. AND NOVARTIS PHARMA AG, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME.

If such Shares may be transferred pursuant to Sections 5.2 and 5.3, Novartis may request that Precision remove, and if so requested, Precision shall agree to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Shares, if permitted by applicable securities laws, within three Business Days of any such request (provided that Novartis timely delivers to Precision such customary representation letters and other documents reasonably requested by Precision in connection with the removal of the share legend); it being understood and agreed that each Party will be responsible for any fees it incurs in connection with such request and removal.

5.5Information Rights.

(a)

Until Novartis no longer holds Shares representing beneficial ownership of at least five percent (5%) of the outstanding Common Stock, Novartis shall be entitled to consult with Precision’s Chief Executive Officer, who shall make himself or herself available quarterly on a reasonable basis and who shall respond to the reasonable information and other requests made by Novartis on a quarterly basis with respect to Precision’s business and financial matters.

(b)

Without limiting any other obligations of confidentiality that Novartis has to Precision under the Collaboration and License Agreement or otherwise, Novartis agrees that it will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in Precision pursuant to this Agreement) any confidential information obtained from Precision pursuant to the terms of this Agreement, including Section 5.5(a), unless such confidential information is (i) known or becomes generally known to the public in general (other than as a result of a breach of this Section 5.5(b)), (ii) rightfully known to Novartis without obligation of confidentiality prior to receipt of the same from Precision, (iii) furnished to Novartis without an obligation of confidentiality or limitations on use with respect thereto by a Third Party lawfully permitted to make such disclosure; or (iv) independently developed by Novartis without use of or reference to any confidential information obtained from Precision.

5.6Integration.

Precision shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the offer or sale of the Shares to be issued to Novartis hereunder such that the Shares would be required to be registered under the Securities Act or that Precision would be required to obtain stockholder approval of the issuance of Shares to Novartis hereunder pursuant to the rules and regulations of any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the Pink OTC Markets, the OTC Bulletin Board, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange.

5.7Right to Conduct Activities.

Precision hereby agrees and acknowledges that Novartis and its Affiliates have numerous business lines (the “Existing Novartis Business”) and an active investment and acquisition program. Precision hereby agrees that none of Novartis or any of its Affiliates (together, the “Novartis Group”) shall be liable to Precision or any of its Affiliates for any claim arising out of, or based upon, (a) the investment by the Novartis Group in any entity competitive with Precision, (b) actions taken by any partner, officer or other representative of the Novartis Group to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on Precision, or (c) with respect to the Novartis Group, the Novartis Group engaging in the Existing Novartis Business; provided, however, that the foregoing shall not limit any of Novartis’s or any of its Affiliates’ obligations under this Agreement, the Registration Rights Agreement or the Collaboration and License Agreement or otherwise relieve Novartis or any Affiliate of Novartis from liability associated with the breach by Novartis of any representation, warranty, covenant, agreement or obligation set forth in this Agreement, the Registration Rights Agreement or the Collaboration and License Agreement, including (for the avoidance of doubt) Novartis’s obligations of confidentiality and non-use under this Agreement and the Collaboration and License Agreement.

CONDITIONS TO CLOSING

6.1Mutual Conditions to Closing.

The obligations of Precision and Novartis to consummate the Closing are subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)

Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any Governmental Authority.

(b)	No Governmental Prohibition. The sale of the Shares by Precision and the purchase of the Shares by Novartis shall not be prohibited by any applicable law or Governmental Authority.
(c)	Collaboration and License Agreement. The Parties shall have duly executed and delivered the Collaboration and License Agreement and it shall be in full force and effect.
(d)	Registration Rights Agreement. The Parties shall have duly executed and delivered the Registration Rights Agreement and it shall be in full force and effect.

6.2Conditions to Obligations of Precision to Close.

Precision’s obligation to complete the purchase and sale of the Shares and deliver the Shares to Novartis is subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)	Receipt of Funds. Precision shall have received immediately available funds in the full amount of the Purchase Price for the Shares.
(b)

Representations and Warranties. The representations and warranties made by Novartis in Article 3 shall be true and correct in all respects as of the Execution Date and the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on Novartis’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(c)

Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Novartis on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)	Closing Deliverables. All Closing deliverables required to be delivered by Novartis to Precision under Section 1.3(c) shall have been so delivered.

6.3Conditions to Novartis’s Obligations to Close.

Novartis’s obligation to complete the purchase and sale of the Shares is subject to the satisfaction or waiver of the following conditions at or prior to the Closing:

(a)

Representations and Warranties. The representations and warranties made by Precision in Article 2 shall be true and correct in all respects (provided, however, that in the case of any representation and warranty of Precision contained in Article 2 which is not qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all material respects) as of the Execution Date and the Closing Date, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such other date and (ii) in each case where, individually or in the aggregate, the failure of such representations and warranties to be so true and correct on the Closing Date (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not reasonably be expected to have a Material Adverse Effect on Precision.

(b)

Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Precision on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)	Closing Deliverables. All Closing deliverables as required to be delivered by Precision (or its transfer agent) to Novartis under Section 1.3(b) shall have been so delivered.
(d)	Nasdaq Matters.

(i)Prior to the Closing, Precision shall have taken all actions which are reasonably necessary, including providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares to be listed on Nasdaq and shall have complied in all material respects with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement.

(ii)The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as of the Closing Date, in writing by the SEC or Nasdaq.

(e)

No Material Adverse Effect. Since the Execution Date, there shall not have been any change, development, occurrence or event that has had or would reasonably be expected to have a Material Adverse Effect on Precision.

TERMINATION

7.1Ability to Terminate.

This Agreement may be terminated prior to the Closing by:

(a)	mutual written consent of Precision and Novartis;

(b)

either Precision or Novartis, upon written notice to the other, if any of the conditions to the Closing set forth in Section 6.1 shall have become incapable of fulfillment by July 14, 2022 (the “Termination Date”) and such conditions shall not have been waived by each Party within two Business Days after receipt of notice of an intention to terminate pursuant to this Section 7.1(b); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement, the Collaboration and License Agreement, or the Registration Rights Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(c)

Precision, upon written notice to Novartis, so long as Precision is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.3(a) or (b), as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Novartis set forth in this Agreement or (ii) if any representation or warranty of Novartis shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.2(b) or (c), as applicable, could not be satisfied by the Termination Date; and

(d)

Novartis, upon written notice to Precision, so long as Novartis is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.2(b) or (c), as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of Precision set forth in this Agreement, (ii) if any representation or warranty of Precision shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.3(a) or (b), as applicable, could not be satisfied by the Termination Date, or (iii) if there has been any change, development, occurrence or event since the Execution Date that has had or would reasonably be expected to have a Material Adverse Effect on Precision.

7.2Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 7.1, (a) this Agreement (except for this Section 7.2 and Article 8, and any definitions set forth in this Agreement and used in this Section 7.2 or Article 8) shall forthwith become void and have no effect, without any liability on the part of either Party, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 7.2 shall relieve either Party from liability for fraud or any intentional or willful breach of this Agreement, the Collaboration and License Agreement, or the Registration Rights Agreement.

MISCELLANEOUS

8.1Entire Agreement; Amendment.

This Agreement, together with the Collaboration and License Agreement and the Registration Rights Agreement, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Execution Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer or representative of each Party.

8.2Survival.

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated by this Agreement until the date that is [***] following the date of this Agreement (at which time they shall terminate) and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Novartis or Precision. The covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated by this Agreement.

8.3Notice.

Any notice required or permitted to be given by this Agreement must be in writing, in English. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective if (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered or certified mail; or (c) delivered by facsimile or electronic mail, with a confirmation copy to be sent via either of the methods set forth in clauses (a) and (b) of this Section 8.3, in each case, addressed as set forth below unless changed by notice so given:

If to Precision:	Precision BioSciences, Inc. 302 E Pettigrew St. – Dibrell Whse, Suite A-100

Durham, NC 27701-3712

Attn: [***], Senior Vice President, Business Development
Fax: (480) 393-5553
E-mail: [***]

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

Attention: John Therien

Fax: (919) 821-6800

E-mail: jtherien@smithlaw.com

If to Novartis:	Novartis Pharma AG

Lichtstrasse 35

CH-4056 Basel

Switzerland

Attn: Head of NIBR General Legal, Europe

And an email copy to: [***]

with a copy (which shall not constitute notice) to:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139 USA

Attn: General Counsel

with a copy (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP

Three Embarcadero Center, 10th Floor

San Francisco, CA 94111

Attention: Stephanie Coutu

Fax: (415) 471-3400

E-mail: stephanie.coutu@arnoldporter.com

8.4Severability.

If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, (a) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement, (b) this Agreement shall be construed and enforced as if such invalid, unenforceable or illegal provision had never comprised a part hereof, (c) all remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom, and (d) in lieu of such invalid, unenforceable or illegal provision, the Parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of this Agreement.

8.5Successors and Assigns.

This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Except for an assignment by Novartis of this Agreement or any rights hereunder to a Permitted Transferee (which assignment will not relieve Novartis of any obligation hereunder), neither Party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

8.6Waivers.

The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

8.7Interpretation.

The captions and headings to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Appendices mean the particular Articles, Sections or Appendices to this Agreement. Unless the context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural number also include the plural or singular number, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof; and (j) neither Party shall be deemed to be acting on behalf of the other Party.

8.8Counterparts; Electronic Signatures.

This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if an original signature had been delivered to the other Party.

8.9Expenses.

Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

8.10Further Assurances.

The Parties hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any action as may be reasonably necessary to carry out the intent and purposes of this Agreement. In furtherance and not in limitation of the foregoing, Novartis agrees to promptly furnish information that is reasonably requested by Precision in connection with Precision’s reporting and other obligations under the Exchange Act and the Securities Act.

8.11No Third Party Beneficiary Rights.

This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

8.12Construction.

The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement.

8.13Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the laws of any other jurisdiction. Any action brought under or arising out of this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement and hereby waives, and agrees not to assert, as a defense in any Action in which any such claim is made that it is not subject to the jurisdiction of such court or that such Action may not be brought or is not maintainable in such court, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such court. Each Party hereby consents to and grants the Court of Chancery of the State of Delaware jurisdiction over such Party and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 8.3 or in such other manner as may be permitted by law, shall be valid and sufficient.

8.14Equitable Relief.

Each Party acknowledges and agrees that if it fails to perform any of its covenants or agreements or discharge any of its obligations under this Agreement, irreparable damage could occur and any remedy at law may prove to be inadequate relief for the other Party. Accordingly, notwithstanding anything herein to the contrary, each Party shall be entitled (without any requirement to post bond) to seek injunctive relief and specific performance (including any relief or recovery under this

Agreement) in any court of competent jurisdiction anywhere in the world (including the court designated in Section 8.13).

8.15Cumulative Remedies.

No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[Remainder of page intentionally left blank.]

In Witness Whereof, the Parties have caused this Agreement to be executed as of the Execution Date by their duly authorized representatives.

Precision BioSciences, Inc.

By: /s/ Michael Amoroso
Name: Michael Amoroso
Title: Chief Executive Officer

Novartis Pharma AG

By: /s/ Petra Grohmann-Moesching
Name:  Petra Grohmann-Moesching
Title:  Head of Finance, NIBR Europe

By: /s/ Simone Pfirter
Name:  Simone Pfirter
Title:  Head NIBR General Legal Europe

[Signature page to Stock Purchase Agreement]

APPENDIX 1

DEFINED TERMS

“Action” shall mean any action, cause or action, suit, prosecution, notice of violation, inquiry, investigation, litigation, arbitration, hearing, Order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any Person, any entity that, at the relevant time (whether as of the Execution Date or thereafter), directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, for so long as such control exists. For purposes of this definition, “control” means (i) to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (ii) direct or indirect ownership of 50% (or such lesser percentage that is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the voting share capital or other equity interest in such entity.

“Board” means the board of directors of Precision.

“Business Day” means any day, other than any Saturday, Sunday or any day that banks are authorized or required to be closed in Durham, North Carolina, Cambridge, Massachusetts or Basel, Switzerland.

“Change of Control” means, with respect to either Party, any of the following events occurring after the Closing Date: (i) the acquisition by a Third Party, in one transaction or a series of related transactions, of direct or indirect beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of such Party (excluding, for clarity, an acquisition by a Third Party where the equity holders of such acquired Party or its parent immediately prior to such transaction hold a majority of the outstanding voting equity securities of the surviving entity or the parent of the surviving entity immediately following such transaction); (ii) any Third Party obtains the power, directly or indirectly, to elect a majority of the members of such Party’s board of directors, or similar governing body; (iii) a merger or consolidation involving such Party as a result of which (x)(A) a Third Party acquires direct or indirect beneficial ownership of more than fifty percent (50%) of the voting power of the surviving entity immediately after such merger or consolidation and (B) the voting securities of such Party outstanding immediately prior to such merger or consolidation, or any securities into which such voting securities have been converted or exchanged, cease to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately following such merger or consolidation or (y) the members of the board of directors of such Party immediately prior to such transaction constitute less than a majority of the members of the board of directors of such Party or such surviving Person immediately following such transaction; or (iv) a sale, exclusive license or other transfer of all or substantially all of the assets of such Party in one transaction or a series of related transactions to a Third Party.

“Company Covered Person” means, with respect to Precision as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Contract” means, with respect to any Person, any legally binding written or oral contracts, agreements, indentures, bonds, loans, leases, subleases, licenses, sublicenses, instruments, notes and arrangements to which such Person is a party or by which any of its properties or assets are subject.

“Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Forward-Looking Disclosures” means any forward-looking disclosures set forth in any “risk factors” section or “forward-looking statements” section of the SEC Documents.

“GAAP” means accepted accounting principles generally accepted in the United States of America.

“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, and any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

“Knowledge” has the meaning set forth in the Collaboration and License Agreement.

“Material Adverse Effect” shall mean any change, event or occurrence that, individually or in the aggregate with any other changes, events or circumstances, has had or would reasonably be expected to have (i) a material adverse effect on the business, financial condition, assets or results of operations of Precision, taken as a whole, or (ii) a material adverse effect on Precision’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby. In the case of (i), none of the following (individually or in the aggregate) shall be deemed to be a Material Adverse Effect, and none of the following (individually or in the aggregate) will be taken into account for purposes of (i) above: (A) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates; (B) changes in general legal, regulatory, political, economic or business conditions, or changes in GAAP or interpretations thereof, that, in each case, generally affect the biotechnology or biopharmaceutical industries; (C) the announcement or pendency of the transactions contemplated by this Agreement and the Collaboration and License Agreement, or the announcement of the identity of either Party; (D) any change in the trading prices or trading volume of the securities of Precision, in and of themselves (with the underlying reason for such change may be taken into account for purposes of (i) above, unless excluded by another clause of this definition); (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, (F) earthquakes, hurricanes, floods or other natural disasters, (G) pandemics or other health crises, (H) any action taken by either Party contemplated by this Agreement or the Collaboration and License Agreement or with the other Party’s written consent; provided, that, with respect to clauses (A), (B), (E), (F) and (G), that such change, event or circumstance does not have or would not reasonably be expected to have a materially disproportionate and adverse effect on Precision relative to other companies in the biotechnology or biopharmaceutical industries.

“Material Contract” means all Contracts entered into by Precision on or prior to the Closing Date that are required to be filed as exhibits by Precision in the SEC Documents pursuant to Items 601(b)(2), 601(b)(4), 601(b)(9) and 601(b)(10) of Regulation S-K promulgated by the SEC (excluding, for the avoidance of doubt, this Agreement, the Collaboration and License Agreement, and the Registration Rights Agreement).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Order” shall mean any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Permitted Transferee” means an Affiliate of Novartis; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Permitted Transferee, prior to or simultaneously with any disposition of Shares to such Affiliate, shall have agreed in writing to be subject to and bound by the terms of this Agreement as though it were “Novartis” hereunder, and (b) Novartis acknowledges that it continues to be bound by the terms of this Agreement.

“Person” means any (i) corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual and (ii) “person” and “group” with the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act, with the term “group” including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

“Preferred Stock” means shares of Precision’s preferred stock, par value $0.0001 per share.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value- added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Authority with respect to Taxes.

“Third Party” means any Person other than Novartis or Precision (or their respective Affiliates).

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APPENDIX 2

PAYMENT INSTRUCTIONS

[***]

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2022, between Precision BioSciences, Inc., a Delaware corporation (the “Company”), and Novartis Pharma AG, a corporation organized and existing under the laws of Switzerland, with its principal business office located at Lichtstrasse 35, CH-4056 Basel, Switzerland (the “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Purchaser is purchasing shares of the Company’s common stock (“Common Stock”), par value $0.000005 per share (the “Shares”), pursuant to that certain Stock Purchase Agreement, dated as of June 14, 2022, between the Company and the Purchaser (the “Purchase Agreement”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the Shares sold to the Purchaser pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.Definitions

. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Advice” shall have the meaning set forth in Section 9(c).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning set forth in the Preamble.

“Commission” means the United States Securities and Exchange Commission, or any successor entity or entities, including, if applicable, the staff of the Commission.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Excess Securities Registration Statement” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means the Purchaser or its Permitted Transferees (for so long as they remain Affiliates of the Purchaser) that have been assigned registration rights under this Agreement in

US 171913486v7

compliance with Section 9(h), in each case, to the extent such Persons hold Registrable Securities from time to time.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” shall mean the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities pursuant to Section 2(a).

“Lock-Up Period” means the period commencing on the Closing Date and ending on the earlier of (i) the two (2) year anniversary of the Closing Date or (2) date on which the Collaboration and License Agreement has been terminated in accordance with its terms.

“Losses” shall have the meaning set forth in Section 6(a).

“Permitted Suspension” shall have the meaning set forth in Section 2(b).

“Person” means an individual or corporation, limited or general partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Preamble.

“Purchaser” shall have the meaning set forth in the Preamble.

“Reduction Securities” shall have the meaning set forth in Section 2(c).

“Registrable Securities” means, to the extent held by a Holder, (i) the Shares issued pursuant to the Purchase Agreement and (ii) any other shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Shares; provided, however, that such securities shall not constitute (or shall cease to constitute) Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) (a) in the event that a Registration Statement with respect to the sale of such securities is declared effective by the Commission under the Securities Act and such securities have been disposed of by the Holder in accordance with such Registration Statement, (b) in the event that such securities have been previously sold or transferred in

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accordance with Rule 144, or (c) after such time as both (i) the Registrable Securities constitute 8% or less of the then-outstanding shares of Common Stock and (ii) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written legal opinion letter to such effect, addressed, delivered and reasonably acceptable to the Company’s transfer agent and the Purchaser.

“Registration Expenses” shall have the meaning set forth in Section 5.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including any Excess Securities Registration Statement), along with any amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Holders” shall mean the written consent or affirmative vote of Holders that hold at least sixty percent (60%) of the Registrable Securities, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” shall have the meaning set forth in the Preamble.

“Shares” shall have the meaning set forth in the Preamble.

“Trading Day” means any day on which the Shares are traded on The Nasdaq Global Select Market, or, if The Nasdaq Global Select Market is not the principal trading market for the Shares, then on the principal securities exchange or securities market on which the Shares are then traded.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters for reoffering to the public.

2.Registration.

(a)If, and only to the extent, Registrable Securities are reasonably expected to remain outstanding at the expiration of the Lock-Up Period, then, no later than 45 calendar days prior to the expiration of the Lock-Up Period (or, if the Lock-Up Period expires as a result of a termination of the Collaboration and License Agreement, within 60 calendar days following the termination of the Collaboration and License Agreement), the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that if during the Lock-Up Period the Registrable Securities

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represent greater than 19.9% ownership of the Company’s then-outstanding voting securities solely as a result of an action taken by the Company, the Company shall, within 60 calendar days following the date of such action, prepare and file with the Commission a Registration Statement covering the resale of at least the number of Registrable Securities that are not then registered and are not eligible to be resold under Rule 144 during the 90-day period following the date of such action (it being acknowledged and agreed that the Company may, in its discretion, file a Registration Statement covering a greater number or all of the Registrable Securities) (such Registration Statement, the “Excess Securities Registration Statement”). After the expiration of the Lock-Up Period, if any Registrable Securities remain that are not then registered on an existing and effective Registration Statement after the Company’s filing of an Excess Securities Registration Statement, the Company shall still be obligated to file a Registration Statement pursuant to this Section 2 covering the resale of such remaining unregistered Registrable Securities.  The Registration Statement(s) filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form, including on Form S-1, in accordance herewith) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission, or as the Company and the Required Holders may mutually agree).

(b) The Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as soon as practicable and shall, subject to Section 9(c), use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date on which all securities under such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of the Registration Statement at any time prior to the expiration of the Effectiveness Period for up to an aggregate of 30 consecutive Trading Days or an aggregate of 90 Trading Days (which need not be consecutive) in any given 360-day period, if (i) there is material non-public information regarding the Company which the Company’s Board of Directors reasonably determines in good faith not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, a collaboration or exclusive license agreement, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under a Registration Statement, or (iii) the Company would be unable to comply with requirements under the Securities Act or the Exchange Act (each of clauses (i)-(iii), a “Permitted Suspension”) (and, in each case, the Chief Executive Officer or Chief Financial Officer of the Company certifies such Permitted Suspension in writing to the Purchaser). In the event of any such Permitted Suspension, the Effectiveness Period of the applicable Registration Statement will be extended by the number of Trading Days in the Effectiveness Period during which the Registration Statement was suspended; provided, that in no event shall the Effectiveness Period be extended past the date on which all securities under such Registration Statement cease to be Registrable Securities. Notwithstanding the foregoing, without the prior written consent of the Purchaser, the Company shall not disclose to the Purchaser any material nonpublic information giving rise to such Permitted Suspension, and except as required by law, the Holders and their respective Affiliates shall not make any public disclosure regarding, and shall treat as confidential, any Permitted Suspension and any notice with respect thereto.

(c)Notwithstanding anything contained herein to the contrary, in the event that the Commission limits the amount of Registrable Securities that may be included and sold by Holders in any Registration Statement, including the Initial Registration Statement, pursuant to Rule 415 or any other basis, the Company may reduce the number of Registrable Securities included in such Registration Statement on

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behalf of the Holders in whole or in part (in case of an exclusion as to a portion of such Registrable Securities, such portion shall be allocated pro rata among such Holders first in proportion to the respective numbers of Registrable Securities represented by shares requested to be registered by each such Holder over the total amount of Registrable Securities represented by shares) (such Registrable Securities, the “Reduction Securities”). In such event, the Company shall give the Holders prompt written notice of the number of such Reduction Securities excluded and the Company will not be liable for any damages under this Agreement in connection with the exclusion of such Reduction Securities. The Company shall use its commercially reasonable efforts at the first opportunity that is permitted by the Commission to register for resale the Reduction Securities. Such new Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Reduction Securities on Form S-3, in which case such registration shall be on another appropriate form, including on Form S-1, for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Annex A (which may be modified to respond to comments, if any, provided by the Commission, or as the Company and the Required Holders may mutually agree). The Company shall use its commercially reasonable efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period, subject to Section 9(c). Notwithstanding the foregoing, the Company shall be entitled to suspend the effectiveness of such Registration Statement at any time prior to the expiration of the Effectiveness Period in connection with a Permitted Suspension for an aggregate of no more than 30 consecutive Trading Days or an aggregate of 90 Trading Days (which need not be consecutive) in any given 360-day period.

(d)In the event of an Underwritten Offering pursuant to a Registration Statement hereunder and the managing underwriter of the Underwritten Offering advises the Company and the Holders in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Underwritten Offering, including all Registrable Securities and all other shares of Common Stock proposed to be included in such Underwritten Offering, exceeds the number of shares of Common Stock which can be sold in such Underwritten Offering and/or the number of shares of Common Stock proposed to be included in such Underwritten Offering would adversely affect the price per share of the Common Stock proposed to be sold in such Underwritten Offering, the Company shall include in such Underwritten Offering (i) first, the Registrable Securities that the Holders propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other Persons) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Holders thereof on the basis of the number of Registrable Securities owned by each such Holder.

3.Registration Procedures

. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to the Holders copies of all such documents proposed to be filed (other than those incorporated by reference). Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless such Holders are named in such prospectus supplement. In addition, in the event that any Registration Statement is on Form S-1 (or other form which does not permit incorporation by reference), the Company shall not be required to furnish to the Holders any prospectus supplement containing information included in a report or proxy statement filed under the Exchange Act that would be incorporated by reference in such Registration Statement if

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such Registration Statement were on Form S-3 (or other form which permits incorporation by reference). The Company shall duly consider any comments made by Holders and received by the Company not later than two Trading Days prior to the filing of the Registration Statement, but shall not be required to accept any such comments to which it reasonably objects. Notwithstanding the above, the Company shall not be required to provide, and shall not provide, any Holder or its representatives with material, non-public information unless such Holder agrees in writing to receive such information, in which case each such Holder receiving such information shall treat such information as confidential and shall not make any public disclosure regarding such information.

(b)(i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission, if necessary, such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(c)Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any prospectus supplement (but only to the extent notice is required under Section 3(a)) or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall, solely to the extent such comments relate to the Holders as selling stockholders or the Plan of Distribution, provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a selling stockholder; for purposes of clarity, the Company shall have no obligation to provide any information that it reasonably believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as selling stockholders or the Plan of Distribution; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that any and all of such information communicated pursuant to this Section 3 shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law.

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(d)Use its reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent reasonably requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, however, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(f)Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to Section 9(c), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h)Cooperate with the Holders to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry statements shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)Upon the occurrence of any event contemplated by Section 3.3(c)(v), as promptly as reasonably practicable in the circumstances (but without limiting the Company’s rights in connection with a Permitted Suspension), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading.

(j)If the Company receives written request from the Required Holders in connection with any Underwritten Offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the Underwritten Offering pursuant to which such Registrable Securities are being offered and (ii) use commercially reasonable efforts to obtain (A) comfort letters and bring-down comfort letters from the Company’s independent registered public accountants covering such matters of the type customarily covered by comfort letters and bring-down

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comfort letters as the underwriters may reasonably request and (B) an opinion or opinions addressed to the underwriter or underwriters in customary form and scope from counsel for the Company; in each case, subject to Sections 2(b), 2(c) and 9(c). Notwithstanding anything to the contrary herein, the Company shall have no obligations to the Holders or otherwise in connection with any Underwritten Offering if (1) the Holders (or any of them) have requested or completed an Underwritten Offering pursuant to a Registration Statement hereunder within the preceding 12 months or (2) the Holders (or any of them) have previously requested or completed three Underwritten Offerings pursuant to Registration Statement(s) hereunder during the term of this Agreement. If withdrawn by the Holders (or any of them), a request for an Underwritten Offering shall constitute a request for an Underwritten Offering hereunder by the withdrawing Holder(s) for purposes of this Section 3 unless (x) the Holders reimburse the Company for all Registration Expenses with respect to such withdrawn Underwritten Offering or (y) such withdrawal is the result of (a) an action by the Company requiring such withdrawal, (b) a Permitted Suspension or (c) the occurrence of any event of the kind described in Section 3(c)(iii)-(v).

4.Holder’s Obligations

. Each Holder agrees, by acquisition of the Registrable Securities and upon written request by the Company, that it shall promptly furnish to the Company (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) each natural person thereof who has voting or dispositive control over the shares, (iii) any other information as may be requested by the Commission or any state securities commission, and (iv) such other information regarding such Holder and its proposed sale of securities by such Holder as the Company or its counsel shall reasonably request and as is customarily required in connection with a Registration Statement. Failure by a Holder to provide such information shall relieve the Company of its duties to a Holder under this Agreement until such time as the Holder provides such information.

5.Registration Expenses

. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement (such expenses, “Registration Expenses”). The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Market on which the Shares are then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) reasonable fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or any legal fees or other costs of the Holders. To the extent that underwriting discounts and selling commissions are incurred in connection with the sale of Registrable Securities in an Underwritten Offering hereunder, such underwriting discounts and selling commissions shall be borne by the Holders of Registrable Securities sold pursuant to such Underwritten Offering, pro rata on the basis of the number of Registrable Securities sold on their behalf in such Underwritten Offering.

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6.Indemnification.

(a)Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, partners, members, stockholders and employees of each Holder, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, partners, members, stockholders and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation by the Company of any rule or regulation promulgated by the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, except to the extent, but only to the extent, that (1) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein (it being understood that the Holder has approved the information substantially in the form of Annex A hereto for this purpose), or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing (in accordance with Section 9(g)) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice (as defined below) or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents, partners, members, stockholders or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon (x) for so long as the prospectus delivery requirements of the Securities Act apply to sales by such Holder, such Holder’s failure to comply with any applicable prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that (1) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in

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writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing (in accordance with Section 9(g)) that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties pursuant to this Section 6(c). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (y) does not include an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party, or require forms of relief other than the payment of monetary damages by the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 10 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party

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may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

7.Compliance with Rule 144

. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees, for so long as the Holders hold all or any portion of the Registrable Securities, to use its commercially reasonable efforts to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times on and after the date hereof;
(b)

file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (or obtain extensions in respect thereof and file within the applicable grace period); and

(c)

furnish to each Holder, so long as the Holder owns all or any portion of the Registrable Securities, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (2) such other information as may be reasonably requested to avail such Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

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8.Market Stand-Off

. For so long as the Collaboration and License Agreement is in effect, the Purchaser agrees that upon a written request of the Company or the underwriters managing any Underwritten Offering of the Company’s securities, in which case, the Company shall provide notice on behalf of the underwriters pursuant to Section 9(g), it will (i) not offer, sell, contract to sell, loan, grant any option to purchase, make any short sale or otherwise dispose of, hedge or transfer any of the economic interest in (or offer, agree or commit to do any of the foregoing) any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired by such holder, owned directly (including holding as a custodian) or with respect to which such holder has beneficial ownership within the rules and regulations of the Commission (other than those included by such holder in the offering in question, if any) without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and during the ninety (90) day period following, the date of the prospectus supplement for such Underwritten Offering, and (ii) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request; provided that each executive officer and director of the Company also agrees to substantially similar restrictions.

9.Miscellaneous.

(a)Remedies. In the event of a breach by the Company or by a Holder of any of its obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a written notice from the Company of the occurrence of an any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)Further Assurances. Each of the parties hereto will, without additional consideration, execute and deliver such further instruments and take such other action as may be reasonably requested by any other party hereto in order to carry out the purposes and intent of this Agreement. Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

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(e)Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Holders. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)Termination of Registration Rights. For the avoidance of doubt, it is expressly agreed and understood that in the event that there are no Registrable Securities outstanding, all registration rights granted to the Holders hereunder shall terminate in their entirety effective on the first date on which there shall cease to be any Registrable Securities outstanding, and the Company shall have no further obligation to file, cause to be declared effective or keep effective any Registration Statement hereunder.

(g)Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given (i) when so sent in the case of facsimile or electronic mail transmission, with a confirmation copy to be sent via first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or (ii) when so received in the case of mail or courier, and addressed as follows:

If to Precision:	Precision BioSciences, Inc. 302 E Pettigrew St. – Dibrell Whse, Suite A-100

Durham, NC 27701-3712

Attn: [***], Senior Vice President, Business Development
Fax: (480) 393-5553
E-mail: [***]

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP

150 Fayetteville Street, Suite 2300

Raleigh, NC 27601

Attention: John Therien

Fax: (919) 821-6800

E-mail: jtherien@smithlaw.com

If to Novartis:	Novartis Pharma AG

Lichtstrasse 35

CH-4056 Basel

Switzerland

Attn: Head of NIBR General Legal, Europe

And an email copy to: [***]

with a copy (which shall not constitute notice) to:

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139 USA

Attn: General Counsel

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with a further copy (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP

Three Embarcadero Center, 10th Floor

San Francisco, CA 94111

Attention: Stephanie Coutu

Fax: (415) 471-3400

E-mail: stephanie.coutu@arnoldporter.com

if to any other Person who is then the registered Holder, to the address of such Holder as it appears in the stock transfer books of the Company, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(h)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement; provided that, such transferee or assignee agrees in writing to be bound by the terms of the Purchase Agreement and this Agreement.

(i)Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed an original, but all of which together constitute one instrument. This Agreement may be executed and delivered electronically and upon such delivery such electronic signature will be deemed to have the same effect as if the original signature had been delivered to the party.

(j)Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the laws of any other jurisdiction. Any action brought under or arising out of this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement and hereby waives, and agrees not to assert, as a defense in any Action in which any such claim is made that it is not subject to the jurisdiction of such court or that such Action may not be brought or is not maintainable in such court, or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such court. Each Party hereby consents to and grants the Court of Chancery of the State of Delaware jurisdiction over such Party and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9(g) or in such other manner as may be permitted by law, shall be valid and sufficient. EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. Each party hereto (i) certifies that no representative or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9(j).

(k)Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

(l)Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, (i) such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement, (ii) this Agreement shall be construed and enforced as if such invalid,

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unenforceable or illegal provision had never comprised a part hereof, (iii) all remaining portions will remain in full force and effect and shall not be affected by the invalid, unenforceable or illegal provision or by its severance herefrom, and (iv) in lieu of such invalid, unenforceable or illegal provision, the parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of this Agreement.

(m)Use of Terms. The parties agree and acknowledge that when, in this Agreement, the Company is required to use its reasonable best efforts to perform any covenant under this Agreement, such requirement shall not obligate the Company, in the reasonable judgment of the disinterested members of its Board of Directors, to perform any act that will have a Material Adverse Effect on the Company.

(n)Headings; Construction. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless specified to the contrary, references to Sections mean the particular Sections of this Agreement.

(o)Entire Agreement. This Agreement, the Purchase Agreement and the Collaboration and License Agreement (as such term is defined in the Purchase Agreement) contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

(p)No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question or intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PRECISION BIOSCIENCES, INC.

By:
Name: Michael Amoroso
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NOVARTIS PHARMA AG

By:
Name:  Petra Grohmann-Moesching
Title:  Head of Finance, NIBR Europe

By:
Name:  Simone Pfirter
Title:  Head NIBR General Legal Europe

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ANNEX A

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of their shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock beneficially owned by the selling stockholder or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through brokers, dealers or underwriters that may act solely as agents;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of disposition; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, or Section 4(a)(1) of the Securities Act, if available, rather than under this prospectus, provided that the selling stockholder meets the criteria and conforms to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by the selling stockholders and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of

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common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the date that (i) the securities registered hereunder collectively constitute 8% or less of the outstanding shares of common stock of the Company and may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 or any other rule of similar effect, as set forth in a written opinion letter to such effect, or (ii) all of the securities registered hereunder have been sold pursuant to this prospectus or Rule 144.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

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